Exhibit 10.11

LEASE AMENDMENT #4

WINDSOR PERMIAN LLC

FASKEN MIDLAND, LLC., (hereinafter called “Lessor”) and WINDSOR PERMIAN LLC, (hereinafter called “Lessee”), for good and valuable consideration the receipt of which is hereby acknowledged, do hereby amend that certain Lease Agreement dated April 19, 2011 and Lease Amendment #1 dated June 6, 2011, Amendment #2 dated August 5, 2011 and Amendment #3 covering approximately 7,067 square feet of Net Rentable Area located on Levels Twelve (12) and Basement of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701, also known as Suite 1210, under the following terms and conditions:

1.	LEASED PREMISES. Effective February 1, 2012, the provisions of paragraph 1.5 are hereby deleted and the following substituted in lieu thereof:

Approximately 7,381 square feet of Net Rentable Area located on Levels Twelve (12) and Basement in the Building as more fully diagrammed on the floor plans of such premises attached hereto and made a part hereof as “Exhibit B-l” and “Exhibit B-2”, on the floors indicated thereon, together with a common area percentage factor determined by Lessor (the “Leased Premises”). Said Leased Premises is comprised of approximately 1,586 square feet of Net Rentable Area in the Original Leased Premises together with approximately 1,995 square feet of Net Rentable Area (the “Basement Expansion Space”), approximately 1,489 square feet of Net Rentable Area (the “Suite 1220 Expansion Space”), approximately 1,997 square feet of Net Rentable Area (the “Suite 1225 Expansion Space”) and 314 square feet of Net Rentable Area (the 12th Floor Expansion Space”). Said demised space represents approximately 1.751% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 421,546 square feet.

2.	TERM. The Lease term for the 12th Floor Expansion Space added by this amendment shall be for four (4) years and four (4) months, commencing February 1, 2012 and terminating May 31, 2016.

3.	RENT. Effective February 1, 2012, the Base Rent table set forth on Exhibit C of the Lease, Section 2 (Rent) of Amendment #1, Exhibit C-l of Amendment #2 and Exhibit C-2 of Amendment #3 are hereby deleted and the attached Exhibit C- 3 shall be substituted in lieu thereof.

4.	FINISH OUT. Lessee accepts the Leased Premises in “as is” condition and no other finish out shall be required of Lessor. Any alterations to the Leased Premises shall be at Lessee’s sole expense and responsibility.

5.	RATIFICATION. Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution hereby this the 6th day of February, 2012 but to be effective February 1, 2012.

LESSOR FASKEN MIDLAND, LLC By: JB Fund 1, LLC, Manager By: Its Managers North Waterfront Corporation		LESSEE WINDSOR PERMIAN LLC

By:	/s/ Thomas E. Cooper	By:		/s/ Travis D. Stice
	Thomas E. Cooper		Name:	Travis D. Stice
	Vice President		Title:	President & CEO

By:	/s/ Thomas E. Cooper
Thomas E. Cooper Vice President

WINDSOR PERMIAN LLC

EXHIBIT C-3

	Original Leased Premises – Suite 1210 – 1,586 Sq. Ft.			Suite 1220 Expansion Space – 1,489 Sq. Ft.			Suite 1225 Expansion Space – 1,997 Sq. Ft.			12th Floor Expansion Space – 314 Sq. Ft.
Months	Annual Rate Per SF for Original Leased Premises	Annual Rent for Original Leased Premises	Monthly Rent for Original Leased Premises	Annual Rate Per SF for Suite 1220 Expansion Space	Annual Rent for Suite 1220 Expansion Space	Monthly Rent for Suite 1220 Expansion Space	Annual Rate Per SF for Suite 1225 Expansion Space	Annual Rent for Suite 1225 Expansion Space	Monthly Rent for Suite 1225 Expansion Space	Annual Rate Per SF for 12th Floor Expansion Space	Annual Rent for 12th floor Expansion Space	Monthly Rent for 12th Floor Expansion Space	Total Annual Rent for Suite 1210, 1220,1225 and 12th Fl.	Total Monthly Rent for Suite 1210, 1220,1225 and 12th Fl.	Additional Monthly Rent for Basement Expansion Space
8/1/11 until Termination of Amendment #2 for Basement Expansion Space															$2,826.25
08/01/11—10/31/11	$16.00	$25,376.00	$2,114.67										$25,376.00	$2,114.67
11/1/11—11/30/11	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33							$49,200.00	$4,100.00
12/1/11—1/31/12	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33	$18.00	$35,946.00	$2,995.50				$85,146.00	$7,095.50
2/1/12—5/31/12	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33	$18.00	$35,946.00	$2,995.50	$19.00	$5,966.00	$497.17	$91,112.00	$7,592.67
6/1/12—5/31/13	$16.75	$26,565.50	$2,213.79	$16.75	$24,940.75	$2,078.40	$18.50	$36,944.50	$3,078.71	$19.50	$6,123.00	$510.25	$94,573.75	$7,881.15
6/1/2013—5/31/14	$17.50	$27,755.00	$2,312.92	$17.50	$26,057.50	$2,171.46	$19.00	$37,943.00	$3,161.92	$20.00	$6,280.00	$523.33	$98,035.50	$8,169.63
06/01/14—05/31/15	$18.25	$28,944.50	$2,412.04	$18.25	$27,174.25	$2,264.52	$20.00	$39,940.00	$3,328.33	$21.00	$6,594.00	$549.50	$102,652.75	$8,554.40
06/01/15—05/31/16	$19.00	$30,134.00	$2,511.17	$19.00	$28,291.00	$2,357.58	$21.00	$41,937.00	$3,494.75	$22.00	$6,908.00	$575.67	$107,270.00	$8,939.17

3